UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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Hudson Global, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION

HUDSON GLOBAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May __, 2021

To the Stockholders of Hudson Global, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Hudson Global, Inc. (the “Company”) will be held on ___, May __, 2021, at 11:00 A.M., local time, at the offices of the Company located at 53 Forest Avenue, Suite 102, Old Greenwich, Connecticut 06870, for the following purposes:

1.       To elect five directors to hold office until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.       To adopt and approve an amendment to our Amended and Restated Certificate of Incorporation designed to protect the tax benefits of our net operating losses;

3.       To approve, by advisory vote, the compensation of our named executive officers as disclosed in the proxy statement; and

4.       To ratify the appointment of BDO USA, LLP as independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2021.

We also will consider and act upon such other business, if any, as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Only stockholders of record at the close of business on April 5, 2021 will be entitled to notice of and to vote at the annual meeting and any adjournment or postponement of the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at our principal executive offices for at least ten days prior to the annual meeting and at the annual meeting.

In connection with the annual meeting, we have prepared a proxy statement setting out detailed information about the matters that will be covered at the annual meeting. We will mail our proxy statement, along with a proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, on or about April __, 2021 to our stockholders of record as of the close of business on April 5, 2021. These materials are also available electronically at www.icommaterials.com/HSON and on our corporate website at www.hudsonrpo.com.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, we encourage you to read the accompanying proxy statement carefully and submit your proxy or voting instructions as soon as possible. To assure your representation at the annual meeting, please vote your shares (1) by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope as promptly as possible or (2) in person by ballot at the annual meeting. You may vote in person if you wish to do so even if you have previously submitted your proxy or voting instructions. Important information about attending the annual meeting in person is included in the proxy statement.

For questions about the annual meeting, please write to Corporate Secretary, Hudson Global, Inc., 53 Forest Avenue, Suite 102, Old Greenwich, Connecticut 06870 or call (203) 409-5628.

By Order of the Board of Directors
HUDSON GLOBAL, INC.

/s/ Jeffrey E. Eberwein

Jeffrey E. Eberwein

Chief Executive Officer

Old Greenwich, Connecticut
, 2021

NOTICE REGARDING POTENTIAL IMPACT OF COVID-19 ON ANNUAL MEETING

We currently intend to hold the annual meeting in person. However, we are actively monitoring the spread of the coronavirus disease, or COVID-19, and are sensitive to the public health and travel concerns that our stockholders may have, as well as protocols that federal, state, and local governments may impose. If it is not possible or advisable to hold the annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include switching to a virtual meeting format, or changing the time, date or location of the annual meeting. Any such change will be announced via press release and the filing of additional proxy materials with the Securities and Exchange Commission, and the Company will take all reasonable steps necessary to inform other intermediaries in the proxy process (such as any proxy service provider) and other relevant market participants (such as the appropriate national securities exchanges) in the event of such change.

PROXY STATEMENT

Page

ANNUAL MEETING INFORMATION	1
Important Notice Regarding the Availability of Proxy Materials for the Hudson Global, Inc. 2021 Annual Meeting of Stockholders to be Held on May __, 2021	2
PRINCIPAL STOCKHOLDERS	2
Management and Directors	2
Other Beneficial Owners	3
PROPOSAL 1: ELECTION OF DIRECTORS	4
Nominees for Election at the Annual Meeting	4
Vote Required	6
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	6
Independent Directors	6
Board Committees	6
Board Leadership Structure	10
Risk Oversight	10
Corporate Governance Guidelines	10
Compensation Recovery Policy	11
Meetings and Attendance	11
Communications with Board of Directors	11
Policies and Procedures Regarding Related Person Transactions	11
DIRECTOR COMPENSATION	12
EXECUTIVE COMPENSATION	13
Executive Officers	13
Summary Compensation Table	13
Disclosure Regarding Summary Compensation Table	15
Outstanding Equity Awards at December 31, 2020	17
Potential Payments Upon Termination or Change in Control	18
Equity Compensation Plan Information	22
COMPENSATION POLICIES AND PRACTICES AND RISK	23
AUDIT COMMITTEE REPORT	23
PROPOSAL 2: APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION DESIGNED TO PROTECT THE TAX BENEFITS OF OUR NET OPERATING LOSSES	25
Background	25
Description of the 2021 NOL Protective Amendment	25
Description of NOL Protective Provisions	26
Section 382 Ownership Change Determinations	29
Vote Required	29
PROPOSAL 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	30
Vote Required	31
PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	32
General	32
Fees Paid to Our Independent Registered Public Accounting Firm	32
Pre-Approval Policies and Procedures	33
Vote Required	33
DELINQUENT SECTION 16(a) REPORTS	34
OTHER MATTERS	34
Environmental, Social and Governance (“ESG”) Engagement	34
Stockholder Proposals	34
Proxy Solicitation	35
No Dissenters’ Appraisal Rights	35
Stockholders Sharing the Same Address	35

ANNEX A	A-1

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION

HUDSON GLOBAL, INC.
53 Forest Avenue, Suite 102
Old Greenwich, Connecticut 06870

PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May__, 2021

ANNUAL MEETING INFORMATION

The Board of Directors of Hudson Global, Inc. (the “Company”, “we”, “us”, “our”) is soliciting proxies for use at our annual meeting of stockholders, which will be held on __, May __, 2021, at 11:00 A.M., local time, at the offices of the Company located at 53 Forest Avenue, Suite 102, Old Greenwich, Connecticut 06870, and all adjournments or postponements of the annual meeting. The specific proposals to be considered and acted upon at the annual meeting are summarized in the attached Notice of Annual Meeting of Stockholders and are described in more detail in this proxy statement.

This proxy statement, a proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 were first sent or given to our stockholders on or about April __, 2021. If you are a stockholder of record as of the record date, you may vote (1) by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope as promptly as possible or (2) in person by ballot at the annual meeting. If you hold your shares of common stock in a brokerage account or by a bank or other nominee, you must follow the voting procedures provided by your broker, bank or other nominee, which instructions will be included with your proxy materials.

You may revoke your proxy by submitting a new proxy with a later date or by notifying our Corporate Secretary in writing at 53 Forest Avenue, Suite 102, Old Greenwich, Connecticut 06870. If you attend the annual meeting in person and vote by ballot, any previously submitted proxy will be revoked.

If you submit your proxy over the Internet or by telephone, or you properly execute and return the proxy card by mail, then the persons named as proxies will vote the shares represented by your proxy according to your instructions. If you properly complete, sign and return the proxy card by mail, but do not mark voting instructions on the proxy card, then the persons named as proxies will vote (i) “FOR” the five nominees for election as directors referred to in this proxy statement; (ii) “FOR” the adoption and approval of an amendment to our Amended and Restated Certificate of Incorporation designed to protect the tax benefits of our net operating losses; (iii) “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement; and (iv) “FOR” the ratification of the appointment of BDO USA, LLP as independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2021. Our management knows of no matters other than those set forth in the Notice of Annual Meeting of Stockholders to be brought before the annual meeting. However, if any other business or matters properly shall come before the annual meeting, then the persons named as proxies in the form of proxy will vote the shares represented by each proxy in accordance with their judgment on such other business or matters.

Voting; Quorum

The record date for determining those stockholders who are entitled to notice of, and to vote at, the annual meeting has been fixed as April 5, 2021. Only holders of record of our common stock at the close of business on April 5, 2021 are entitled to vote at the annual meeting. On April 5, 2021, there were 2,687,567 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote.

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the annual meeting. If a quorum is not present, the stockholders entitled to vote at the annual meeting, present in person or represented by proxy may adjourn the annual meeting to another date. Whether or not a quorum is present, the Chairman of the annual meeting will have the power to adjourn the meeting to another date.

In the election of directors under Proposal 1, the five nominees receiving the highest number of “FOR” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. “Withhold” votes on Proposal 1 will not be counted as votes cast, and, therefore, will have no effect on the election of directors. The approval of Proposal 2 requires the affirmative vote of the holders of a majority of the shares entitled to vote at the annual meeting. The approval of Proposal 3 requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. If you “Abstain” from voting on Proposals 2, 3 or 4, it will have the same effect as an “Against” vote. All votes will be tabulated by the inspector of election appointed for the annual meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Abstentions and broker non-votes, if any, count as present at the annual meeting for the purposes of determining a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Because only Proposal 4 is considered a routine matter, a broker, bank or other nominee holding shares for a beneficial owner will have no discretionary voting power on any of the proposals except for Proposal 4 without receiving instructions from the applicable beneficial owner. Broker non-votes will be counted as an “Against” vote for Proposal 2. Broker non-votes will not be counted as present for Proposal 3, and consequently will have no effect on the approval of such proposal.

If you would like to attend the annual meeting in person and vote at the annual meeting, you must demonstrate that you were a stockholder on April 5, 2021 and you must bring photo identification with you to the annual meeting. If your shares are held through a broker, bank or other nominee, you must bring to the annual meeting a legal proxy form and copy of your brokerage account statement, which you can obtain from your broker, bank or other nominee that holds your shares. If your shares are registered directly in your name with our transfer agent, Computershare, Inc., you need only bring photo identification with you to the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Hudson Global, Inc. 2021 Annual Meeting of Stockholders to be Held on May __, 2021

Our proxy statement, our form of proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available to stockholders at www.icommaterials.com/HSON and on our corporate website at www.hudsonrpo.com.

PRINCIPAL STOCKHOLDERS

Management and Directors

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 5, 2021 by: (i) each director and nominee for director; (ii) each of the named executive officers named in the Summary Compensation Table set forth below; and (iii) all of the directors, nominees and executive officers as a group. Each of the holders listed below has sole voting and investment power over the shares beneficially owned by such holder. None of the holders listed below have pledged any of their shares as security.

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Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Richard K. Coleman, Jr. (1)	300	*
Matthew K. Diamond (2)	4,272	*
Mimi K. Drake (1)	—	*
Jeffrey E. Eberwein (1)(3)	122,225	4.5%
Ian V. Nash (1)	—	*
Connia M. Nelson (1)	—	*
All directors, nominees and executive officers as a group (6 persons) (1)(2)(3)	126,797	4.7%

____________________

*	Denotes less than 1%.
(1)	Excludes the following share units under our Director Deferred Share Plan, which are payable only in shares of common stock to directors up to 90 days after ceasing service as a Board of Directors member, and therefore are not considered to be beneficially owned: Richard K. Coleman, Jr., 58,724; Mimi K. Drake, 17,359; Jeffrey E. Eberwein, 27,156; Ian V. Nash, 52,263; Connia M. Nelson, 17,902; and all directors and executive officers as a group, 173,404 shares.
(2)	Includes 4,272 share units under our 2009 Incentive Stock and Awards Plan, as amended and restated, which are payable in shares of common stock.
(3)	Excludes 57,326 share units under our 2009 Incentive Stock and Awards Plan, as amended and restated, which are payable in shares of common stock up to 90 days following Mr. Eberwein ceasing to provide service to the Company, and therefore are not considered to be beneficially owned.

Other Beneficial Owners

The following table sets forth certain information regarding beneficial ownership by other persons known to us to own more than 5% of our outstanding common stock as of April 5, 2021.

	Amount and Nature of Beneficial Ownership
	Voting Power		Investment Power
Name and Address of Beneficial Owner	Sole	Shared	Sole	Shared	Aggregate	Percent of Class

Hotchkis and Wiley Capital Management, LLC (1) 601 South Figueroa St., 39th Floor Los Angeles, CA 90017	340,246	0	420,826	0	420,826	15.7%

Heartland Advisors, Inc. (2) 789 North Water St. Milwaukee, WI 53202	0	387,485	0	389,285	389,285	14.5%

_______________

(1)	These amounts represent the number of shares beneficially owned as disclosed in the Schedule 13G/A filed with the Securities and Exchange Commission (the “SEC”) on February 11, 2021.
(2)	These amounts represent the number of shares beneficially owned as disclosed in the Schedule 13G/A filed with the SEC on February 2, 2021.

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PROPOSAL 1: ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws (the “By-Laws”) provide that all of our directors stand for election on an annual basis. At the annual meeting, our stockholders will elect five directors to hold office until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified.

There are no family relationships among any of our directors, executive officers or nominees.

Listed below are the nominees of our Board of Directors for election at the annual meeting.

Nominees for Election at the Annual Meeting

Richard K. Coleman, Jr., 64, has served as a director since May 2014. Mr. Coleman was formerly the President, Chief Executive Officer and director of Command Center, Inc., a provider of on-demand flexible employment solutions, positions he held from April 2018 to July 2019. Mr. Coleman has deep experience serving in senior executive positions and on various public company boards, and has gained extensive expertise in business development and operations. Mr. Coleman also is the founder and President of Rocky Mountain Venture Services, a firm that helps companies plan and launch new business ventures and restructuring initiatives. Mr. Coleman also has served in a variety of senior operational roles, including President and Chief Executive Officer of Crossroads Systems, Inc., CEO of Vroom Technologies Inc., Chief Operating Officer of MetroNet Communications, and President of US West Long Distance. He also has held significant officer-level positions with Frontier Communications, Centex Telemanagement, and Sprint Communications. He formerly served as a director of Crossroads Systems, Inc., an intellectual property licensing company, from 2013 to 2017, Ciber, Inc., a leading global information technology company, from 2014 to 2017, NTS, Inc., a broadband services and telecommunications company, from 2012 to 2014, On Track Innovations Ltd., one of the pioneers of cashless payment technology, from 2012 to 2014, and Aetrium Incorporated, a recognized world leader in the global semiconductor industry from 2013 to 2014. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Mr. Coleman should continue to serve as a director of our Company include his extensive business development and operating expertise, his public company board experience, and his broad leadership experience.

Mimi K. Drake, 52, has served as a director since February 2019. Ms. Drake brings to the Board of Directors more than 24 years of experience in the financial services industry, primarily in strategic, operating and client-focused roles. Ms. Drake serves as Co-CEO of Permit Capital Advisors, an investment advisory firm based in suburban Philadelphia, a position she has held since April 2018. Ms. Drake joined Permit Capital Advisors in 2011 and previously served as its President. Ms. Drake’s career includes executive management roles in asset management companies, where she helped to bring the firms’ strategies to market and scale them successfully. In addition to her career in financial services, Ms. Drake has also spent almost twenty years working to improve diversity and inclusion in financial services. She has served as a Founding Board Member and Chair of the Board of 100 Women in Finance, one of the largest female financial services associations in the world, with more than 15,000 members in 24 global locations. This organization includes decision makers at many of the major global financial services firms, endowments, foundations, pension funds and private equity firms. Ms. Drake is also a guest lecturer at Wharton’s Advanced Management Social Entrepreneurship program. In addition, she serves on the boards of Ben Franklin Technology Partners and Verus, LLC, a privately held company in Princeton, New Jersey. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Ms. Drake should continue to serve as a director of our Company include her expertise in investment and financial services and extensive contacts throughout multiple industries, as well as her passion for improving workplace diversity and inclusion.

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Jeffrey E. Eberwein, 50, has served as a director since May 2014. Mr. Eberwein has served as Chief Executive Officer since April 2018, with responsibility for the Company’s growth strategy, operational execution, and overall performance. Mr. Eberwein formerly ran Lone Star Value Management, an investment firm he founded in 2013. He has 25 years of Wall Street experience and has valuable public company and financial expertise gained through his employment history and directorships. Prior to founding Lone Star Value in 2013, Mr. Eberwein was a private investor and served as a portfolio manager at Soros Fund Management from 2009 to 2011 and Viking Global Investors from 2005 to 2008. Mr. Eberwein also is Chairman of the Board at one other publicly traded company: Star Equity Holdings, Inc., a diversified holding company. Additionally, Mr. Eberwein served as a director of Novation Companies, Inc. from April 2015 to March 2018 and served as Chairman of the Board of Crossroads Systems, Inc. from June 2013 to May 2016, NTS, Inc. and On Track Innovations Ltd. from 2012 to 2014, AMERI Holdings, Inc. from May 2015 to August 2018, and Goldfield Corporation from 2012 to 2013. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Mr. Eberwein should continue to serve as a director of our Company include his expertise in finance and experience in the investment community.

On February 14, 2017, the SEC issued an order (Securities Exchange Act Release No. 80038) (the “Order”) finding that certain groups of investors failed to properly disclose ownership information during a series of five campaigns to influence or exert control over microcap companies, including the Company. The Order alleged violations of Section 13(d)(1) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 13d-1 thereunder, Section 13(d)(2) of the Exchange Act and Rule 13d-2(a) thereunder and Section 16(a) of the Exchange Act and Rules 16a-2 and 16a-3 thereunder by Mr. Eberwein and a hedge fund adviser headed by him, Lone Star Value Management (“LSVM”), mutual fund adviser Heartland Advisors, and another investor. Without admitting or denying the findings, they consented to the Order and agreed to cease and desist from committing any violations of the above-referenced Exchange Act provisions and civil penalties of $90,000 for Mr. Eberwein, $120,000 for LSVM, $180,000 for Heartland Advisors, and $30,000 for the other investor. On February 24, 2020, the SEC issued an order (Securities Exchange Act Release No. 5448) (the “Advisers Act Order”) relating to allegations, among other things, that LSVM failed to properly disclose certain specific transactions in advance and obtain client consent for these transactions prior to their completion, and that LSVM failed to implement certain written policies and procedures. The Advisers Act Order alleged violations of Section 206(3) and 206(4) of the Investment Advisers Act of 1940 (“Advisers Act”) and Rule 206(4)-7 thereunder by Mr. Eberwein and LSVM. Without admitting or denying the findings, they consented to the Advisers Act Order and agreed to cease and desist from committing or causing any violations of the above-referenced Advisers Act provisions, for LSVM to be censured and to pay civil penalties of $25,000 for Mr. Eberwein and $100,000 for LSVM.

Ian V. Nash, 65, has served as a director since October 2015. Mr. Nash has over 30 years of experience within the recruitment industry. From 2007 until 2010, Mr. Nash provided consultancy services to several recruitment companies, including Nigel Wright Recruitment Group and The SR Group. Mr. Nash also served as Chief Financial Officer and as a director of Robert Walters PLC, a London Stock Exchange-listed global recruitment company, from 2001 to 2007. Prior to that, Mr. Nash served as Chief Financial Officer of Michael Page International PLC, a London Stock Exchange-listed global recruitment company, from 1987 to 1999. Currently, Mr. Nash serves as Chairman of a privately held recruiting firm: Acre Resources Limited, which specializes in sustainability recruitment. Mr. Nash has served as Chairman of Acre Resources Limited since 2010. Mr. Nash also has served since 2012 as a director, and until 2018 as Chairman, of Fulfil(1) TopCo Limited, which trades as Investigo Limited, and specializes in professional services recruitment. Mr. Nash also has served since 2013 as a director of Morgan Hunt Holdings Limited, a public-sector recruitment firm. Mr. Nash is a chartered accountant. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Mr. Nash should continue to serve as a director of our Company include his extensive recruitment industry experience and expertise in finance.

Connia M. Nelson, 65, has served as a director since February 2019. Ms. Nelson is the Senior Vice President and Chief Human Resources Officer for LifeWay Christian Resources, a position that she has held since September, 2018, where she is responsible for talent acquisition and management, employee experience, performance excellence, compensation, value-based culture, diversity, and employee engagement. Ms. Nelson previously served in this same role as Vice President/Senior Director of Human Resources of Lifeway Christian Resources from September 2016 until September 2018. Prior to that, Ms. Nelson worked for Verizon Communications from May 2010 until June 2016, where she created talent management strategies to acquire and retain top talent globally, improve succession, increase the employment brand, enhance diversity, deliver total rewards, accelerate employee engagement, and managed employee relations. Ms. Nelson has served as a member of the Board of Trustees for Post University of Waterbury, CT since 2004, where she serves on the academic committee and previously served as a chair of the marketing committee. She is a Founding Board Member of Seed A Better Life, LLC, a charitable organization currently supporting an educational development project in Rwanda, a position that she has held since 2010. Ms. Nelson has also served as a member of the President’s Board of Advisors for Indiana State University from 2010 to 2019. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Ms. Nelson should continue to serve as a director of our Company include her extensive experience in human capital management and talent management.

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Vote Required

Each director will be elected by a plurality of the votes cast at the annual meeting (assuming a quorum is present). The five nominees receiving the highest number of affirmative votes will be elected. Consequently, any shares not voted at the annual meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors. Shares of common stock represented by executed, but unmarked, proxy cards will be voted in favor of the election as directors of the persons named as nominees in this proxy statement; provided that, if you hold your shares of our common stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for the election of any nominee for director unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote for such nominee.

Each Company nominee for election is currently a member of our Board of Directors and has consented to be named in this proxy statement and agreed to serve as a director if elected. Our Board of Directors has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, if any nominee should be unable to serve or will not serve, then the shares represented by proxies received will be voted for another nominee selected by our Board of Directors.

Our Board of Directors unanimously recommends that the nominees identified above be elected as directors and urges you to vote “FOR” their election.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independent Directors

Of the five directors currently serving on our Board of Directors, the Board of Directors has determined that Messrs. Coleman and Nash and Mses. Drake and Nelson are independent directors under the independence standards of the Nasdaq Global Select Market.

Board Committees

Our Board of Directors has standing Audit, Compensation, Nominating and Governance, and Strategic Planning Committees. Under the listing standards of the Nasdaq Global Select Market, the members of the Audit, Compensation, and Nominating and Governance Committees must be comprised solely of independent directors. Accordingly, Mr. Eberwein is not eligible to serve on such committees. All directors receive materials for all Board committee meetings even if they do not serve, or are not eligible to serve, on the committee.

The Board of Directors has adopted, and may amend from time to time, a written charter for each of the Audit Committee, Compensation Committee, Nominating and Governance Committee, and Strategic Planning Committee. We maintain a website at www.hudsonrpo.com and make available on that website, free of charge, copies of each of the charters for the Audit, Compensation, and Nominating and Governance Committees.

Audit Committee

The Audit Committee presently consists of Ian V. Nash (Chairman), Mimi K. Drake, and Richard K. Coleman, Jr., each of whom is an independent director under the independence standards of the Nasdaq Global Select Market and SEC rules. Our Board of Directors has determined that each of Messrs. Nash and Coleman and Ms. Drake qualify as an “audit committee financial expert,” as defined by the SEC. The Audit Committee held 4 meetings in 2020.

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The Audit Committee’s primary duties and responsibilities are to assist our Board of Directors in monitoring:

•	the integrity of our financial statements;
•	the independent registered public accounting firm’s qualifications and independence;
•	the performance of our internal audit function and of the independent registered public accounting firm; and
•	our compliance with legal and regulatory requirements.

Compensation Committee

The Compensation Committee presently consists of Connia M. Nelson (Chairman), Richard K. Coleman, Jr., and Ian V. Nash, each of whom is an independent director under the independence standards of the Nasdaq Global Select Market and SEC rules. Our Compensation Committee members also qualified as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to years prior to 2019. The Compensation Committee held 5 meetings in 2020. None of the members of our Compensation Committee at any time in the past fiscal year has been one of our officers or employees or an officer or employee of one of our subsidiaries at any time during the fiscal year ended December 31, 2020. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers on our Board of Directors or Compensation Committee. The Compensation Committee’s primary responsibility is to assure that the non-employee members of our Board of Directors, the executive officers, including the Chief Executive Officer, and key management are compensated effectively and in a manner consistent with our stated compensation strategy, internal equity considerations, competitive practices, and the requirements of the appropriate regulatory bodies. The Compensation Committee has overall responsibility for approving and evaluating the compensation of executive officers (including the Chief Executive Officer), key management and outside directors, and administers our long-term incentive programs, including our equity compensation plan.

The Compensation Committee has retained the services of an independent, external compensation consultant, Pay Governance LLC. Pay Governance LLC has served as the independent compensation consultant to the Compensation Committee since 2010. The mandate of the consultant is to work for the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends, and technical considerations. The consultant does not determine or recommend amounts or forms of compensation. The historical and ongoing nature and scope of services rendered by the independent compensation consultant on the Compensation Committee’s behalf is described below:

•	competitive market pay analyses, Board of Director pay studies, dilution analyses and market trends;
•	ongoing support with regard to the latest relevant regulatory, technical and/or accounting considerations affecting executive compensation and benefit programs;
•	guidance on overall compensation program structure and executive employment agreement terms; and
•	preparation for and attendance at selected management, Board committee, or Board of Director meetings.

The Compensation Committee has the final authority to hire and terminate Pay Governance LLC or any other compensation adviser. The Compensation Committee also evaluates Pay Governance LLC periodically. In addition, the Compensation Committee has the responsibility to consider the independence of Pay Governance LLC or any other compensation adviser before engaging the adviser. During 2020, the Compensation Committee reviewed the independence of Pay Governance LLC and the individual representatives of Pay Governance LLC who served as the Compensation Committee’s consultants pursuant to the requirements of Nasdaq and the SEC and the specific independence factors that the requirements cite and concluded, based on such review, that Pay Governance LLC’s work for the Compensation Committee does not raise any conflict of interest. In 2020, Pay Governance LLC did not provide any services to the Compensation Committee other than the executive and director compensation-related consulting services as described previously. Other than as described previously, management did not obtain any additional services from Pay Governance LLC in 2020.

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Nominating and Governance Committee

The Nominating and Governance Committee presently consists of Mimi K. Drake (Chairman), Richard K. Coleman, Jr., and Connia M. Nelson, each of whom is an independent director under the independence standards of the Nasdaq Global Select Market. The Nominating and Governance Committee held 5 meetings in 2020.

The Nominating and Governance Committee provides assistance to our Board of Directors by:

•	identifying individuals qualified to become directors and recommending to the Board of Directors candidates for all directorships to be filled by the Board of Directors or by our stockholders;
•	identifying directors qualified to serve on the committees established by the Board of Directors and recommending to the Board of Directors members for each committee to be filled by the Board of Directors;
•	identifying directors qualified to serve as Chairman of the Board of Directors and recommending to the Board of Directors nominees for Chairman of the Board of Directors; and
•	developing and recommending to the Board of Directors a set of corporate governance principles, including matters of:
•	Board of Directors organization, membership and function;
•	Board of Directors committee structure and membership;
•	succession planning for our Chief Executive Officer; and
•	taking a leadership role in shaping our corporate governance.

In identifying and evaluating nominees for director, the Nominating and Governance Committee seeks to ensure that our Board of Directors possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives. The Nominating and Governance Committee also seeks to ensure that the Board of Directors is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are important to us. In addition, the Nominating and Governance Committee believes it is important that at least one director has the requisite experience and expertise to be designated as an “audit committee financial expert.” The Nominating and Governance Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee.

In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Nominating and Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint, and industry knowledge. While we do not have a formal policy with regard to the consideration of diversity in identifying nominees, the Nominating and Governance Committee believes that candidates should be selected so that the Board of Directors is a diverse body, with diversity reflecting, among other things, age, gender, race, and professional experience. The current Board of Directors is 40% diverse (by race, gender and ethnic diversity combined), with two female directors and one racially diverse director. At a minimum, each Company nominee presented and approved by the Nominating and Governance Committee must have displayed the highest personal and professional ethics, integrity and values, and sound business judgment. In addition, the Nominating and Governance Committee believes a director should possess the following minimum qualifications to be recommended by the Nominating and Governance Committee to the Board of Directors:

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•	A director must be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.
•	A director must have expertise and experience relevant to our business and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience.
•	A director must be independent of any particular constituency, be able to represent all of our stockholders and be committed to enhancing long-term stockholder value.
•	A director must have sufficient time available to devote to activities of the Board of Directors and to enhance his or her knowledge of our business.

The Nominating and Governance Committee has the authority to retain a search firm to assist it in identifying nominees, and the Nominating and Governance Committee provides the search firm with the criteria for the nominees as described above.

The Nominating and Governance Committee believes that the current composition of our Board of Directors provides a complementary mix of skills, experience and backgrounds that are important in governing the Company. The Nominating and Governance Committee will continue to evaluate the Board of Directors’ composition on a periodic basis to ensure it reflects the appropriate mix of the foregoing and other factors.

The Nominating and Governance Committee will consider persons recommended by stockholders to become nominees for election as directors in accordance with the foregoing and other criteria set forth in our Nominating and Governance Committee Charter, which is available on our website as described above. Recommendations for consideration by the Nominating and Governance Committee should be sent to our Corporate Secretary in writing, together with appropriate biographical information concerning each proposed nominee. Our By-Laws also set forth certain requirements for stockholders wishing to nominate director candidates directly for consideration by the stockholders. With respect to an election of directors to be held at an annual meeting, a stockholder must, among other things, give notice of an intent to make such a nomination to our Corporate Secretary in advance of the meeting in compliance with the terms and within the time period specified in our By-Laws. Pursuant to our By-Laws, a stockholder must give a written notice of intent to our Corporate Secretary not less than 45 days and not more than 75 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). See “Other Matters – Stockholder Proposals” for the specific deadlines for submitting stockholder proposals to our Corporate Secretary in connection with the 2021 annual meeting of stockholders.

Strategic Planning Committee

The Strategic Planning Committee presently consists of Ian V. Nash (Chairman), Mimi K. Drake, Connia M. Nelson, and Richard K. Coleman, Jr. The Strategic Planning Committee held 5 meetings in 2020.

The Strategic Planning Committee provides assistance to our Board of Directors by:

•	assisting our Board of Directors in assessing whether our management has the resources necessary to implement our Company’s strategy;
•	assessing external developments and factors, including changes in the economy, competition and technology, on our Company’s strategy and execution of its strategy; and
•	advising on strategic development activities, including those not in the ordinary course of business, under consideration from time to time by our Company.

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Board Leadership Structure

We have separate positions of Chairman of the Board of Directors and Chief Executive Officer. We believe this leadership structure helps to promote more effective governance and oversight of our Company by our Board of Directors and allows our Chief Executive Officer to focus on the execution of our Company’s strategy and operations.

Our independent directors meet regularly without management, including our Chief Executive Officer, and are active in the oversight of our Company. Our Board of Directors and each Board committee have access to members of our management and the authority to retain independent legal, accounting or other advisors as they deem necessary or appropriate. Our Chief Executive Officer does not serve on any Board committee.

The duties and responsibilities of our independent Chairman include the following:

•	coordinate the activities of the independent directors and serve as a liaison between the independent directors and our Chief Executive Officer;
•	chair meetings and executive sessions at which only the independent directors attend;
•	advise our Chief Executive Officer as to the quality, quantity, and timeliness of the flow of information from management that is necessary for the independent directors to effectively perform their duties;
•	jointly with the Compensation Committee, conduct an annual evaluation of the performance of the Chief Executive Officer and report to the Board of Directors the results of that evaluation;
•	in conjunction with the Chief Executive Officer, consider potential conflicts of interest of directors;
•	conduct, as appropriate, exit interviews of senior management upon resignation; and
•	recommend to the Chief Executive Officer the retention of outside advisors and consultants who report directly to the Board of Directors.

We believe that our Board of Directors leadership structure provides an appropriate balance between strong and strategic leadership and independent oversight of our Company, and that our Board of Directors leadership structure continues to serve the best interests of our Company and stockholders.

Risk Oversight

We recognize that the effective management of risk is key to achieving our objectives and the Audit Committee of our Board of Directors oversees our risk management process. We have in place a risk review process which identifies the principal risks that could impact our business and determines the mitigating actions required to ensure that these risks are controlled to an acceptable level. Our risk management process is coordinated by our Head of Internal Audit with regional CEOs and their senior management teams having day-to-day responsibility for our risk management process. Our risk management process is supported by risk registers that are maintained at a regional level and our Head of Internal Audit provides periodic updates to the Audit Committee regarding, among other things, risk assessments and actions taken to mitigate risks. In addition, our Head of Internal Audit reports directly to the Chairman of the Audit Committee and provides periodic updates to the Audit Committee about risk management issues, particularly those regarding accounting and finance-related risks.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines to further promote the effective functioning of our Board of Directors and Board committees and to set forth a common set of expectations as to how our Board of Directors and Board committees should perform their functions. Our Corporate Governance Guidelines are available, free of charge, on our website at www.hudsonrpo.com. The information contained in, or that can be accessed through, our website does not constitute a part of this proxy statement.

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Compensation Recovery Policy

In December 2016, our Board of Directors adopted a compensation recovery policy, effective January 1, 2017, pursuant to which certain incentive-based compensation received by our executive officers on the basis of financial results that are later restated may be subject to recovery. The incentive-based compensation subject to the policy includes any compensation that is granted, earned or vested based wholly or in part upon the attainment of a measure that is determined and presented in accordance with the accounting principles used in preparing our financial statements, any measures that are derived wholly or in part from such measures, or stock price or total shareholder return. We intend to amend the policy as and when necessary to reflect applicable changes in law and stock exchange listing standards, including the requirements of the final regulations and listing standards expected to be promulgated pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Meetings and Attendance

Our Board of Directors held 13 meetings in 2020. Each of the directors currently serving on our Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors held in 2020 and meetings held by each committee of the Board of Directors on which such director served during the period that the director so served in 2020. Directors are expected to attend our annual meeting of stockholders each year. At the 2020 annual meeting of stockholders, all of the directors then serving were in attendance either in-person or by teleconference.

Communications with Board of Directors

You may communicate with our Board of Directors by writing to our Corporate Secretary at Hudson Global, Inc., c/o the Board of Directors (or, at your option, c/o a specific director), 53 Forest Avenue, Suite 102, Old Greenwich, Connecticut 06870. The Corporate Secretary will deliver this communication to the Board of Directors or the specified director, as the case may be, if they relate to appropriate and substantive corporate or Board of Directors matters. Communications that are of a commercial or frivolous nature, or otherwise inappropriate for the Board of Director’s consideration, will not be forwarded to the Board of Directors.

Policies and Procedures Regarding Related Person Transactions

Our Board of Directors has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•	a “related person” means any of our directors, executive officers or nominees for director or any of their immediate family members; and
•	a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors or nominees for director is required to disclose to the Audit Committee certain information relating to related person transactions for review, approval or ratification by the Audit Committee. Disclosure to the Audit Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The Audit Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of the Audit Committee’s determination that consummation of the transaction is not or was not contrary to our best interests. Any related person transaction must be disclosed to the full Board of Directors.

There have been no related party transactions since January 1, 2020.

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DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation received during 2020 by each of our directors during 2020, other than Mr. Eberwein who did not receive any compensation for serving as a director and whose compensation as an executive officer is set forth below under “Executive Compensation – Summary Compensation Table”.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	Total

Richard K. Coleman, Jr.	$-	$124,019	$-	$124,019
Mimi K. Drake	$-	$99,022	$-	$99,022
Ian V. Nash (3)	$46,875	$117,519	$-	$164,394
Connia M. Nelson	$-	$102,519	$-	$102,519

____________________

(1)	The dollar amount shown reflects the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for all awards of share units granted during the fiscal year under our Director Deferred Share Plan. Assumptions used in the calculation of these amounts are included in Note 5 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
(2)	During 2020, no directors were granted options to purchase shares of our common stock. The aggregate number of outstanding stock options as of December 31, 2020 for each of our directors named above was: Mr. Coleman, 0; Ms. Drake, 0; Mr. Nash, 0; and Ms. Nelson, 0.
(3)	Effective April 1, 2020, Mr. Nash voluntarily reduced his quarterly retainer fees related to his role as Chairman of the Strategic Planning Committee on a temporary basis in recognition of the current challenging economic environment.

Retainer and Meeting Fees

Each non-employee director is entitled to receive an annual retainer of $25,000 paid in quarterly installments. The Chairmen of the Audit Committee, Compensation Committee, Nominating and Governance Committee, and Strategic Planning Committees receive an additional annual retainer of $25,000, $10,000, $5,000, and $75,000, respectively, paid in quarterly installments. Each director receives an annual fee as a member of the Audit committee, Compensation Committee, and Nominating and Governance Committee of $4,000, $2,500, and $2,500, respectively, paid in quarterly installments, and the Board Chairman receives an annual fee of $25,000, paid in quarterly installments. The annual retainer and the retainer for serving as a Chairman of a Board committee, except for the Chairman of the Strategic Planning Committee, are paid in share units each pursuant to the “Director Deferred Share Plan” as described below. The retainer for serving as the Chairman of the Strategic Planning Committee is paid in cash in quarterly installments. Also, each non-employee director is entitled to receive $65,000 annually paid in share units as described below under “Director Deferred Share Plan.” Additionally, directors are reimbursed for out-of-pocket expenses associated with attending meetings of the Board of Directors and Board committees.

Director Deferred Share Plan

Each quarter, effective seven calendar days following the release of our earnings, the retirement account of each non-employee director is credited under our Director Deferred Share Plan with the applicable number of share units for the quarterly portion of the annual retainer and the quarterly portion of the retainer for serving as a Chairman of a Board committee. Also, on the date of our annual meeting of stockholders, the retirement account of each non-employee director is credited under the Director Deferred Share Plan with $65,000 of share units. All share units fully vest on the date of grant. All share units are equivalent to one share of our common stock and are payable only in common stock issued under our 2009 Incentive Stock and Awards Plan up to 90 days after a director ceases service as a Board of Directors member.

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Stock Options

In October 2015, the Compensation Committee established a new stock option program under our 2009 Incentive Stock and Awards Plan for new non-employee directors. Under the program, upon first being elected or appointed as a director, or at the next annual meeting of stockholders if appointed between annual meetings, we generally grant each non-employee director an option to purchase 5,000 shares of our common stock. The exercise price for options is the fair market value of a share of our common stock on the date of grant. Options have a term of five years and become exercisable as follows: 50% immediately on the date of grant and 100% upon the first anniversary of the grant date (provided that if our Board of Directors does not designate such individual as a nominee for election as a director at our first annual meeting of stockholders following the grant date, then the remainder of such option that has not yet vested will immediately vest). If a director ceases service on our Board of Directors for any reason other than death, then that portion of the option grant that is exercisable on the date the director ceases service will remain exercisable for a period of two years after such date. If the director’s service ceases by reason of the director’s death, then the option will remain exercisable by the director’s beneficiary for a period of two years after the date of the director’s death.

Stock Ownership Policy

The Board of Directors considers ownership of our common stock to be an important factor in aligning the interest of our directors with those of our stockholders. Our Board of Directors has established a Stock Ownership Policy for non-employee directors. The Stock Ownership Policy became effective January 1, 2012. Under the Stock Ownership Policy, non-employee directors are required to own shares of our common stock with a market value equal to at least three times the director’s then-current annual cash retainer. A director must satisfy the ownership requirements within five years from the date of the director’s appointment to the Board of Directors or five years from the effective date of the Stock Ownership Policy, whichever occurs later. Stock ownership can consist of shares owned directly by the director and deferred shares, but vested and unvested stock options and unvested restricted shares are not included. The value of our common stock held by directors is measured annually using the greater of the value of our common stock on the date when the shares were vested or purchased and the value of our common stock as of December 31 of the applicable year. Once the value of a director’s shares reaches the required market value, the director is deemed to have met the stock ownership requirements and must retain only the number of shares that were required to meet the stock ownership requirements as of the date the director first met the requirements. On May 6, 2019, the Compensation Committee determined that directors would receive their annual retainers paid in share units pursuant to the Director Deferred Share Plan rather than in cash.

EXECUTIVE COMPENSATION

Executive Officers

Mr. Eberwein’s full biographical information is provided above under the heading “Nominees for Election at the Annual Meeting”.

Matthew K. Diamond, 45, has served as Chief Financial Officer since January 2020 with overall responsibility for the Company’s global accounting and finance functions. Prior to that, Mr. Diamond served as the Company’s Vice President of Finance since January 2019 and was appointed principal financial officer in June 2019. Prior to joining the Company, Mr. Diamond served in a variety of finance and control roles at PepsiCo, Inc. from 2001 to 2018, including director roles in Financial Reporting, Financial Analysis, and Technical Accounting and Policy. Mr. Diamond is a CPA and began his career as a Supervisory Senior Auditor with Arthur Andersen LLP. Mr. Diamond earned a BBA in Public Accounting from Pace University, where he graduated with magna cum laude honors.

Summary Compensation Table

The following table sets forth certain information concerning the compensation earned for 2020 and 2019 by (i) our Chief Executive Officer, and (ii) our Chief Financial Officer. The persons named in the table are also referred to in this proxy statement as the “named executive officers.”

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Name and Principal Position	Year	Salary	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation(6)		Total
Jeffrey Eberwein,	2020	$400,000	$334,682	$—	$71,207	$—		$805,889
Chief Executive Officer(1)	2019	$400,000	$301,005	$—	$64,038	$—		$765,043
Matthew Diamond,	2020	$225,000	$62,115	$—	$56,076	$8,550	(7)	$351,741
Chief Financial Officer(2)	2019	$200,000	$—	$—	$$70,000	$6,000	(7)	$276,000

 ____________________

(1)	Mr. Eberwein was appointed as chief executive officer (principal executive officer) of our Company by the Board of Directors on April 1, 2018.
(2)	Mr. Diamond was appointed as chief financial officer (principal financial officer) of our Company by the Board of Directors on December 10, 2019, effective as of January 1, 2020. Mr. Diamond previously served as the Company’s Vice President of Finance since January 2019 and was appointed principal financial officer on June 30, 2019.
(3)	The dollar amount shown reflects the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures) for all awards of restricted stock units granted for the relevant fiscal year. Awards of restricted stock units that we granted in 2019 to our named executive officers are subject to performance conditions and service conditions as described below under “Outstanding Equity Awards at December 31, 2020.”
(4)	The dollar amount shown reflects the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures) for all awards of stock options granted during the relevant fiscal year.

(5)	Represents amounts earned in the years shown, which may be paid subsequent to each respective year end.

(6)	Certain personal benefits we provided to the named executive officers are not included in the table because the aggregate amount of such personal benefits for each named executive officer was less than $10,000.
(7)	Consists only of our matching contributions under our 401(k) Savings Plan of $8,550 and $6,000 for Mr. Diamond in 2020 and 2019, respectively.

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Disclosure Regarding Summary Compensation Table

Executive Employment Agreements

We have an Executive Employment Agreement with our Chief Executive Officer, Jeffrey E. Eberwein. This agreement was designed to provide reasonable financial security (in general, not exceeding one year’s salary and target bonus) to our executive officer in the event of certain kinds of separations from our Company, while providing our Company with appropriate releases from potential claims and commitments not to solicit our clients or employees during a set period. Mr. Diamond is an at-will employee.

The Executive Employment Agreement entitle Mr. Eberwein to:

•	an annual base salary in the amount of at least $400,000 for Mr. Eberwein;
•	eligibility to receive an annual bonus as provided in our Senior Management Bonus Plan (equal to 25% of base salary for Mr. Eberwein);
•	eligibility to receive a grant of equity of our Company under our Senior Management Bonus Plan (117.5% of base salary for Mr. Eberwein);
•	four weeks of vacation per year;
•	severance and health and dental benefits upon termination or non-renewal of employment;
•	severance and health and dental benefits upon a termination of employment after a change in control of our Company; and
•	other benefits of employment comparable to other senior management of our Company.

Upon a termination of the employment of Mr. Eberwein after a change in control of our Company, if any portion of the executive’s termination payment would constitute an “excess parachute payment,” then the termination payment made to the executive will either be made in full or made in the greatest amount such that no portion of the termination payment would be subject to the excise tax, whichever results in the receipt by the executive of the greatest benefit on an after-tax basis. In connection with entering into the employment agreement, Mr. Eberwein executed a Confidentiality, Non-solicitation and Work Product Assignment Agreement with us.

We have the right to terminate Mr. Eberwein’s employment at any time, subject to the provisions of the Executive Employment Agreements described below under “Potential Payments Upon Termination or Change in Control—Executive Employment Agreements.”

Employment Offer Letter with Matthew Diamond

In connection with Mr. Diamond’s employment, the Company entered into an offer letter with Mr. Diamond on December 18, 2018, which provides that Mr. Diamond is entitled to receive an annualized base salary of $200,000, payable in regular installments in accordance with the Company’s general payroll practices. This amount was increased to $225,000 effective January 1, 2020, in connection with Mr. Diamond’s appointment as Chief Financial Officer. Mr. Diamond is also eligible for a Corporate non-guaranteed potential target incentive of 35% of his annualized base salary and a grant of equity as determined by the Compensation Committee. Mr. Diamond’s employment can be terminated at will. Mr. Diamond is also entitled to vacation and other employee benefits in accordance with the Company’s policies.

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2020 Incentive Compensation Program

Our Compensation Committee annually sets bonus performance targets to help drive growth in our financial performance year-over-year. On January 27, 2021, the Compensation Committee approved an incentive compensation plan (the “2020 CEO/CFO Incentive Compensation Plan”) for the Company’s Chief Executive Officer, Jeffrey E. Eberwein, and Chief Financial Officer, Matthew K. Diamond, for the year ending December 31, 2020. The 2020 CEO/CFO Incentive Compensation Plan is based upon pre-Covid targets using the same structure as the previous year, and is designed to award such officers for achieving certain corporate objectives and provides for both equity and cash incentive opportunities. Pursuant to the 2020 CEO/CFO Incentive Compensation Plan, the Committee set the target cash and restricted stock unit opportunity for the Company’s Chief Executive Officer at $100,000 and $470,000, respectively, and the target cash and restricted stock unit opportunity for the Chief Financial Officer at $78,750 and 6,000 shares, respectively. Payouts under the 2020 CEO/CFO Incentive Compensation Plan were based upon whether the Company in 2020 achieved adjusted EBITDA exceeding certain specified amounts and on the Company’s corporate costs for 2020 remaining below a certain threshold.

As a result of our adjusted EBITDA performance and corporate costs performance relative to the 2020 bonus targets, Mr. Eberwein and Mr. Diamond received a bonus of $71,207 and $56,076, respectively, and Mr. Eberwein and Mr. Diamond received restricted stock grants of 23,018 shares and 4,272 shares, respectively.

Restricted Stock Units

The grants of restricted stock units made to our named executive officers vest based on performance conditions and service time conditions, as described below in Footnote 1 under “Outstanding Equity Awards at December 31, 2020.” See “Potential Payments Upon Termination or Change in Control—Restricted Stock Agreements” for a description of the terms of the restricted stock units triggered upon a termination of the employment of a named executive officer or a change in control of our Company.

Stock Ownership Guidelines

The Board of Directors has established a Stock Ownership Policy for senior management, including our named executive officers, and it is intended to further align the interests of management and stockholders. Under the Stock Ownership Policy, executives, other than the Chief Executive Officer, are required to own shares of our common stock with a value equal to at least one time their respective base salaries. The Chief Executive Officer must own shares of our common stock with a value equal to at least two times his annual base salary. An executive must satisfy the ownership requirements within five years of the date of the executive’s appointment to a position covered by the Stock Ownership Policy. Stock ownership can consist of shares owned directly by the executive, vested restricted shares, deferred shares, shares in the executive’s 401(k) account, and shares owned through the Employee Stock Purchase Plan. Vested and unvested stock options, unvested restricted stock units, and unvested restricted shares will not apply to the ownership level. The value of our common stock held by executives is measured annually using the greater of the value of our common stock on the date when the shares were vested or purchased and the value of our common stock as of December 31 of the applicable year. Once the value of an executive’s shares reaches the required market value, the executive will be deemed to have met the stock ownership requirements and must retain only the number of shares that were required to meet the stock ownership requirements as of the date the executive first met the requirements. As of December 31, 2020, the last measurement date for compliance with the Stock Ownership Policy, the named executive officers continuing in office had not met their respective stock ownership requirements, but were on track to do so within the five-year prescribed period. No named executive officer who had not met their stock ownership requirement sold shares or exercised options during 2020.

Benefits

We provide our employees with customary health care benefits and offer a defined contribution plan (401(k) plan) in lieu of a pension plan to eligible employees, including our named executive officers, who, if they meet the plan eligibility requirements, may elect to participate. Under our 401(k) plan, we have the discretion to make a matching contribution at the end of each plan year to each participant’s account in an amount up to 50% of the participant’s salary reduction contributions for the plan year, taking into account salary reduction contributions between 1% and 6% of the participant’s eligible compensation. Other than these savings programs, we provide no retirement benefits to employees or supplemental retirement benefits to our executive officers.

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Perquisites

We provide no perquisites to our named executive officers as a group, and in 2020, we did not provide perquisites in an aggregate amount greater than $10,000 to any individual named executive officer.

Impact of Tax Treatment on Compensation

As a result of changes made by the Tax Cuts and Jobs Act, starting with compensation paid in 2018, Section 162(m) of the Internal Revenue Code will limit us from deducting compensation, including performance-based compensation, in excess of $1 million paid to certain executive officers such as the chief executive officer, chief financial officer, or anyone who is among the three most highly compensated executive officers for any fiscal year. The only exception to this rule is for compensation that is paid pursuant to a binding contract in effect on November 2, 2017 that would have otherwise been deductible under the prior Section 162(m) rules.

In addition, Section 409A of the Internal Revenue Code provides, among other things, rules for when compensation may be deferred and when, if deferred, it may be paid. Our compensation plans and agreements are intended to be compliant with Section 409A.

Outstanding Equity Awards at December 31, 2020

The following table sets forth information on outstanding stock options, restricted stock, and restricted stock unit awards held by the named executive officers at December 31, 2020, including the number of shares underlying both exercisable and unexercisable portions of each stock option, the exercise price and expiration date of each outstanding option and the market value of shares of restricted stock, and restricted stock units that have not vested based on the closing market price for our common stock on December 31, 2020, the last business day of our fiscal year, of $10.50.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options – Exercisable	Number of Securities Underlying Unexercised Options – Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested
Jeffrey Eberwein	—	—	—	—	6,702(1)(2)	$70,371
Matthew K. Diamond	—	—	—	—	—	$ —

____________________

(1)	The shares of restricted stock units were granted on May 16, 2019 with the following vesting criteria:

75.0% of the Restricted Stock Units (the “Group Adjusted EBITDA Restricted Stock Units”) shall vest upon the determination by the Committee that the Company achieved for the year ending December 31, 2019 a “target” Group Adjusted EBITDA (as defined below) of $5.502 million; provided that 30.0% to 99.9% of the Group Adjusted EBITDA Restricted Stock Units will vest if the Group Adjusted EBITDA is between $4.402 million and $5.501 million (such vesting percentage determined pro rata for Group Adjusted EBITDA achievement within such range), and a number of Units equal to 100.1% to 140.0% of the Group Adjusted EBITDA Restricted Stock Units will vest (in the case of a number of Units up to 100.0% of the Group Adjusted EBITDA Restricted Stock Units) or be granted (in the case of Units in excess of 100.0% of the Group Adjusted EBITDA Restricted Stock Units) if the Group Adjusted EBITDA is between $5.503 million and $7.153 million (such vesting percentage determined pro rata for Group Adjusted EBITDA achievement within such range), subject in each case to satisfaction of the service vesting conditions; and provided further that any such newly granted Units in excess of 100.0% of the Group Adjusted EBITDA Restricted Stock Units shall be deemed Restricted Stock Units subject to all of the terms and conditions of this Agreement; and

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25.0% of the Restricted Stock Units (the “Corporate Costs Restricted Stock Units”) shall vest upon the determination by the Committee that the Company achieved for the year ending December 31, 2019 a “target” Corporate Costs (as defined below) of $4.084 million; provided that 60% to 99.9% of the Corporate Costs Restricted Stock Units will vest if the Corporate Costs is between $4.492 million and $4.085 million (such vesting percentage determined pro rata for Corporate Costs achievement within such range), and a number of Units equal to 100.1% to 160.0% of the Corporate Costs Restricted Stock Units will vest (in the case of a number of Units up to 100.0% of the Corporate Costs Restricted Stock Units) or be granted (in the case of Units in excess of 100.0% of the Corporate Costs Restricted Stock Units) if the Corporate Costs is between $4.083 million and $2.859 million (such vesting percentage determined pro rata for Corporate Costs achievement within such range), subject in each case to satisfaction of the service vesting conditions; and provided further that any such newly granted Units in excess of 100.0% of the Corporate Costs Restricted Stock Units shall be deemed Restricted Stock Units subject to all of the terms and conditions of this Agreement.

(2)	The shares of restricted stock units were granted on May 16, 2019 and will not be issued until up to 90 days after Mr. Eberwein ceases service to the Company.

Potential Payments Upon Termination or Change in Control

We have entered into agreements and maintain plans that require us to provide compensation to the named executive officers in the event of a termination of employment or a change in control of our Company. These agreements provide that a change in control of our Company will occur if, among other things, our stockholders approve the sale of substantially all of our assets. On March 20, 2018, at a special meeting of stockholders, our stockholders approved the sale of substantially all of our assets and, on March 31, 2018, a change in control of our Company occurred because we sold substantially all our Company’s assets upon completion of the sales of our recruitment and talent management businesses in each of Belgium, Europe (excluding Belgium), and Asia Pacific.

The estimated amount of compensation payable to Mr. Eberwein in the event of a termination of employment or a change in control of our Company is listed in the table below, assuming that the termination and/or change in control of our Company occurred at December 31, 2020, the last business day of our fiscal year, and that our common stock is valued at $10.50, the closing market price for our common stock on December 31, 2020. Descriptions of the circumstances that would trigger payments or the provision of other benefits to these named executive officers, how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits and other material factors regarding such agreements and plans, and other material assumptions that we have made in calculating the estimated compensation, follow these tables.

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Payments and Benefits to Jeffrey Eberwein

	Termination by Company for Cause or by Executive	Termination by Company Without Cause or by the Executive for Good Reason	Death	Disability	Change in Control	Change in Control and Termination by Company Without Cause or by Executive for Good Reason
Severance	$—	$—	$—	$—	$—	$500,000
Health and Dental Insurance	$—	$—	$—	$—	$—	$—
Advisor Fees	$—	$—	$—	$—	$—	$—
Vesting of Restricted Stock	$—	$70,371	$70,371	$—	$—	$70,371
Vesting of Stock Options	$—	$—	$—	$—	$—	$—
Total	$—	$70,371	$70,371	$—	$—	$570,371

Executive Employment Agreements

We have an Executive Employment Agreement with Mr. Eberwein. If the executive officer dies during the term of the Executive Employment Agreement, if we terminate the executive officer’s employment as a result of the executive officer’s disability or for cause, or if the executive officer voluntarily terminates employment with us then we will have no further obligation to the executive officer or his estate, except to pay base salary earned through the date of death or termination.

If we terminate the executive officer’s employment without cause or do not renew the executive officer’s employment agreement then, subject to the executive officer executing our then-current form of general release agreement, the executive officer will be entitled to receive (i) base salary earned through the date of termination, (ii) a severance payment equal to his then-current base salary for a period of up to twelve months following such termination made in equal installments on our regular pay dates, and (iii) our portion of the premiums for providing continued health and dental insurance benefits to the executive officer for up to twelve months after termination (with only the executive’s portion of such premiums deducted from the executive officer’s severance payment). The severance payment, plus accrued interest, will not be paid to the executive officer until six months after the executive officer’s termination, unless the severance payment is less than a certain amount, as prescribed by statute.

After a change in control of our Company, if the executive officer’s employment is terminated by us other than by reason of death, disability or for cause or by the executive officer for good reason, then the executive officer is entitled to a lump-sum severance payment equal to the executive officer’s annual base salary immediately prior to termination, and the executive officer’s target annual bonus under our Senior Management Bonus Plan for the year in which the termination occurs, plus health and dental insurance benefits for a period of up to twelve months after termination. The Executive Employment Agreement provides that, upon a termination of employment after a change in control of our Company, if any portion of the executive’s termination payment would constitute an “excess parachute payment” then the termination payment made to the executive shall either be delivered in full or delivered in the greatest amount such that no portion of the termination payment would be subject to the excise tax, whichever results in the receipt by the executive of the greatest benefit on an after-tax basis. The Executive Employment Agreement does not provide for an excise tax gross-up payment.

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The amounts set forth in the tables above for the named executive officers who have an Executive Employment Agreement assume that:

•	for purposes of determining whether any excise tax is triggered, we would be able to overcome any presumption that restricted stock unit grants in 2018 were made in contemplation of a change in control pursuant to regulations issued under the Internal Revenue Code; and
•	legal and accounting advisor fees are the maximum possible under the Executive Employment Agreements.

The Executive Employment Agreements define the following terms:

•	“Cause” means:
•	the willful failure of the executive to perform the executive’s duties and obligations in any material respect, which failure is not cured within 30 days after receipt of written notice of such failure;
•	intentional acts of dishonesty or willful misconduct by the executive with respect to us;
•	conviction of a felony or violation of any law involving dishonesty, disloyalty or fraud, or a pleading of guilty or nolo contendere to such charge;
•	repeated refusal to perform the reasonable and legal instructions of our Board of Directors;
•	any material breach of the agreement or the Confidentiality, Non-Solicitation and Work Product Assignment Agreement that the executive entered into with us;
•	failure to confirm compliance with our Code of Business Conduct and Ethics after ten days’ written notice requesting confirmation; or
•	any violation of the terms, including any non-competition, non-disclosure, non-solicitation or confidentiality provisions, of any written or oral agreement, arrangement or understanding to which the executive is a party or by which the executive is bound, other than his or her agreements with our Company.
•	“Change in control” means:
•	the consummation of a consolidation, merger, share exchange or reorganization involving us, except for certain transactions that do not result in another person acquiring control of us;
•	our stockholders approve a plan of complete liquidation or dissolution of us or an agreement for the sale of substantially all of our assets, other than sale of substantially all of our assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by our stockholders in substantially the same proportions as their ownership immediately prior to such sale;
•	any person, with certain exceptions, is or becomes the beneficial owner of our securities representing more than 20% of our outstanding shares of common stock or combined voting power of our outstanding voting securities; or
•	individuals who were directors as of the date of the agreement and any new director whose appointment or election was approved or recommended by a vote of at least two-thirds of the directors then in office who were either directors on the date of agreement or whose appointment or election was previously so approved or recommended cease to constitute a majority of our directors.
•

“Disability” means the executive is unable to perform the executive’s essential job duties and responsibilities due to mental or physical disability for a total of twelve weeks, whether consecutive or not, during any rolling twelve-month period.

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•	“Good reason” prior to a change in control means:
•	any changes in the executive’s authority, duties and responsibilities which would result in the executive no longer being our Chief Executive Officer;
•	any material reduction of the executive’s salary, aggregate incentive compensation opportunities or aggregate benefits; or
•	a material breach of the Executive Employment Agreement by us.

Restricted Stock Agreements

When we make grants of restricted stock to our executive officers, including the named executive officers, we enter into Restricted Stock Agreements with such executive officers that contain provisions that are triggered upon a termination of an executive officer or a change in control of our Company.

If an executive officer’s employment or service with us is terminated for any reason other than death, then the shares of restricted stock that have not yet become fully vested will automatically be forfeited.

If the executive officer’s employment terminates by reason of the executive officer’s death, then the shares of restricted stock that have not yet become fully vested as a result of a service vesting condition not being satisfied will automatically become fully vested and the restrictions imposed upon the restricted stock will immediately lapse, but only if and to the extent that the performance vesting conditions shall have been achieved on or prior to the date of such termination of employment.

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For awards of restricted stock granted before November 6, 2015, effective upon a change in control of our Company, if the executive is employed by us or an affiliate of ours immediately prior to the date of such change in control, the shares of restricted stock will fully vest and the restrictions imposed upon the restricted stock will be immediately deemed to have lapsed. For awards of restricted stock granted beginning on November 6, 2015, effective upon a change in control of our Company, if the executive is employed by us or an affiliate of ours immediately prior to the date of such change in control and is subsequently terminated within 12 months following the date of such change in control, the shares of restricted stock will fully vest and the restrictions imposed upon the restricted stock will be immediately deemed to have lapsed.

As a condition to the grant of the restricted stock, the Restricted Stock Agreements provide that the executive officer will agree to keep confidential information of ours confidential during and after employment and to return such information to us upon termination of employment, not to solicit for one year clients to whom we provided services during the twelve months preceding the date of the executive officer’s termination and not to solicit or hire for one year any individual we employed as of the date of the executive officer’s termination. “Change in control” in the Restricted Stock Agreements has the same meaning set forth previously under “Executive Employment Agreements.”

Restricted Stock Unit Agreements

When we make grants of restricted stock units to our executive officers, including the named executive officers, we enter into Restricted Stock Unit Agreements with such executive officers that contain provisions that are triggered upon a termination of an executive officer or a change in control of our Company.

If an executive officer’s employment or service with us is terminated for any reason other than death, then the restricted stock units that have not yet become fully vested will automatically be forfeited.

If the executive officer’s employment terminates by reason of the executive officer’s death, then the restricted stock units that have not yet become fully vested as a result of a service vesting condition not being satisfied will automatically become fully vested and the restrictions imposed upon the restricted stock units will immediately lapse, but only if and to the extent that the performance vesting conditions shall have been achieved on or prior to the date of such termination of employment.

For awards of restricted stock units granted beginning on March 10, 2016, effective upon a change in control of our Company, if the executive is employed by us or an affiliate of ours immediately prior to the date of such change in control and is subsequently terminated within 12 months following the date of such change in control, the restricted stock units will fully vest and the restrictions imposed upon the restricted stock units will be immediately deemed to have lapsed.

The amounts set forth in the tables above include the value attributable to unvested restricted stock units held, valued at the closing market price of our common stock on December 31, 2020, the last business day of our 2020 fiscal year.

As a condition to the grant of the restricted stock units, the Restricted Stock Units Agreements provide that the executive officer will agree to keep confidential information of ours confidential during and after employment and to return such information to us upon termination of employment, not to solicit for one year clients to whom we provided services during the twelve months preceding the date of the executive officer’s termination and not to solicit or hire for one year any individual we employed as of the date of the executive officer’s termination. “Change in control” in the Restricted Stock Units Agreements has the same meaning set forth previously under “Executive Employment Agreements.”

Stock Option Agreements

When we make grants of options to our executive officers, including the named executive officers, we enter into Stock Option Agreements with such executive officers that contain provisions that are triggered upon a termination of an executive officer or a change in control of our Company.

If we terminate the executive officer’s employment for cause, then any option held by the executive officer will immediately terminate and cease to be exercisable. If an executive officer ceases to be employed by us for any reason other than death or for cause, then that portion of the option which is exercisable on the date of the executive officer’s termination of employment will remain exercisable for a period of six months after such date and the remaining portion of the option will automatically expire on such date. If the executive officer’s employment terminates by reason of the executive officer’s death, then the option will become fully vested and will remain exercisable by the executive officer’s beneficiary for a period of one year after the date of the executive officer’s death. Effective upon a change in control of our Company, the option will fully vest and will immediately become exercisable, except if our stockholders will receive capital stock of another corporation in connection with a change in control of our Company and our Board of Directors determines that the option will be converted into an option to purchase shares of such capital stock. No named executive officer has any unvested stock options.

As a condition to the grant of the option, the Stock Option Agreements provide that the executive officer will agree to keep confidential information of ours confidential during and after employment and to return such information to us upon termination of employment, not to solicit for one year clients to whom we provided services during the twelve months preceding the date of the executive officer’s termination and not to solicit or hire for one year any individual we employed as of the date of the executive officer’s termination. “Cause” and “change in control” in the Stock Option Agreements have the same meanings set forth previously under “Executive Employment Agreements.”

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Equity Compensation Plan Information

The following table presents information on the Company’s equity compensation plans as of December 31, 2020.

	Number of shares remaining available for future issuance under equity compensation plans
2009 Incentive Stock and Awards Plan	260,513	(1)
Employee Stock Purchase Plan	11,632	(2)
Total	272,145

(1)	Excludes 14,676 shares of unvested restricted common stock previously granted under the Hudson Global, Inc. Long Term Incentive Plan and 2009 Incentive Stock and Awards Plan.

(2)	The Company suspended the Hudson Global, Inc. Employee Stock Purchase Plan effective January 1, 2009.

COMPENSATION POLICIES AND PRACTICES AND RISK

We monitor and assess periodically our enterprise risks, including risks from our compensation policies and practices for our employees. Based on our periodic assessments, we believe that risks arising from our compensation policies and practices for our employees, including our named executive officers, are not reasonably likely to have a material adverse effect on our Company.

Our compensation policies and practices also do not encourage the taking of excessive or inappropriate risks for several reasons, including:

•	salaries are generally targeted at median market levels for comparable companies;
•	cash bonuses are capped, except in extremely rare cases, and are determined using objective and subjective criteria;
•	equity awards have service, and usually performance, vesting requirements;
•	we have stock ownership guidelines for our executive officers;
•	we have a compensation recovery policy for our executive officers that provides our Company with authority to recoup certain compensation in the event of a financial restatement; and
•	we offer only customary benefits, such as health care and a defined contribution plan.

We believe these compensation policies and practices provide an appropriate balance between short-term and long-term incentives, encourage our employees to produce superior results for our Company without having to take excessive or inappropriate risks to do so, and continue to serve the best interests our Company and stockholders.

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee’s function is more fully described in its written charter, which our Board of Directors has adopted and which the Audit Committee reviews on an annual basis. Our Board of Directors annually reviews the independence of the Audit Committee members under standards of independence for audit committee members established by the Nasdaq Global Select Market and the SEC. Our Board of Directors has determined that each member of the Audit Committee is independent under those standards.

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Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Our independent registered public accounting firm, BDO USA, LLP, was responsible for performing an independent audit of the consolidated financial statements for the fiscal year ended December 31, 2020. BDO USA, LLP was also responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2020 and management’s assessment of internal control over financial reporting as of December 31, 2020, with our management and has discussed with BDO USA, LLP the matters required to be discussed by Auditing Standard No. 1301 of the Public Company Accounting Oversight Board, Communications With Audit Committees, and Rule 2-07 of SEC Regulation S-X. In addition, BDO USA, LLP has provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board, and the Audit Committee has discussed with BDO USA, LLP their independence.

Based on these reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited financial statements and management’s report on its assessment of internal control over financial reporting be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC.

Hudson Global, Inc.
AUDIT COMMITTEE

Ian V. Nash, Chairman
Mimi K. Drake
Richard K. Coleman, Jr.

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PROPOSAL 2: APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION DESIGNED TO PROTECT THE TAX BENEFITS OF OUR NET OPERATING LOSSES

Background

Our company has significant deferred tax assets, which we may be able to use to offset future taxable income. At December 31, 2020, our company had U.S. federal income tax net operating losses (“NOLs”) of approximately $318 million.

Our ability to utilize our NOLs to offset future taxable income may be significantly limited if we experience an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). In general, an ownership change will occur when the percentage of our ownership (by value) by one or more “5-percent shareholders” (as defined in the Code) has increased by more than 50% over the lowest percentage owned by such stockholders at any time during the prior three years (calculated on a rolling basis). An entity that experiences an ownership change generally will be subject to an annual limitation on its pre-ownership change tax losses and credit carryforwards equal to the equity value of the entity immediately before the ownership change, multiplied by the long-term, tax-exempt rate posted monthly by the Internal Revenue Service (“IRS”) (subject to certain adjustments). The annual limitation would be increased each year to the extent that there is an unused limitation in a prior year. The limitation on our ability to utilize our NOLs arising from an ownership change under Section 382 would depend on the value of our equity at the time of any ownership change.

For the purpose of determining whether there has been an ownership change, the change in ownership as a result of purchases by 5-percent shareholders will be aggregated with certain changes in ownership that occurred over the three-year period ending on the date of such purchases. If our company were to experience an ownership change, it is possible that a significant portion of our NOLs would expire before we would be able to use them to offset future taxable income.

In 2018, our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation to the extend the termination date of the provisions that generally prohibit transfers of our common stock that could result in an ownership change (the “2018 NOL Protective Amendment”). However, the provisions of the 2018 NOL Protective Amendment will expire pursuant to their terms on July 20, 2021.

Description of the 2021 NOL Protective Amendment

After careful consideration, our Board of Directors believes the most effective way to continue to preserve the benefits of our NOLs for long-term stockholder value is to amend our Amended and Restated Certificate of Incorporation to extend the expiration of the 2018 NOL Protective Amendment for a three-year period after the annual meeting (the “2021 NOL Protective Amendment” and, together with the 2018 NOL Protective Amendment, the “NOL Protective Provisions”).

We are asking you to adopt and approve the 2021 NOL Protective Amendment to help prevent certain transfers of our common stock that could result in an ownership change under Section 382 and, therefore, significantly impair the value of our NOLs. Our Board of Directors believes it is advisable and in the best interests of our stockholders to adopt the 2021 NOL Protective Amendment to help protect our NOLs. Our Board of Directors has unanimously approved the 2021 NOL Protective Amendment, and recommends that our stockholders adopt and approve the 2021 NOL Protective Amendment.

The purpose of the NOL Protective Amendment is to protect the long-term value to our company of our accumulated NOLs by limiting direct or indirect transfers of our common stock that could affect the percentage of our common stock that is treated as being owned by a holder of 4.99% or more of our common stock. In addition, the 2021 NOL Protective Amendment includes a mechanism to block the impact of such transfers while allowing purchasers to receive their money back from prohibited purchases.

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This description of the 2021 NOL Protective Amendment is a summary and is qualified by and subject to the full text of the 2021 NOL Protective Amendment, which is attached to this proxy statement as Annex A

Additions of text to our Amended and Restated Certificate of Incorporation contained in Annex A are indicated by underlining and deletions of text are indicated by strike-outs. In addition, we have included below a description of the provisions of our Amended and Restated Certificate of Incorporation relating to NOL Protective Provisions.

If stockholders approve and adopt the 2021 NOL Protective Amendment, it will become effective upon the filing of a Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we intend to file shortly after the annual meeting. We intend to enforce the restrictions in the NOL Protective Provisions immediately thereafter to preserve the future use of our NOLs. We also intend to include a legend reflecting the transfer restrictions included in the NOL Protective Provisions on certificates representing newly issued or transferred shares, to disclose such restrictions to persons holding our common stock in uncertificated form and to disclose such restrictions to the public generally.

If the 2021 NOL Protective Amendment is approved and adopted by our stockholders, the NOL Protective Provisions would expire on the earliest of (i) the close of business on July 20, 2024, (ii) our Board’s determination that the NOL Protective Provisions are no longer necessary for the preservation of our NOLs because of the repeal of Section 382 or any successor statute, (iii) the beginning of a taxable year to which our Board determines that none of our NOLs may be carried forward and (iv) such date as our Board otherwise determines in accordance with the NOL Protective Provisions. Our Board may also accelerate the expiration date of the NOL Protective Provisions in the event of a change in the law if our Board has determined that the continuation of the restrictions contained in the NOL Protective Provisions is no longer reasonably necessary for the preservation of our NOLs or such action is otherwise reasonably necessary or advisable.

If the 2021 NOL Protective Amendment is not adopted and approved by our stockholders, the 2021 NOL Protective Amendment will not become effective and the NOL Protective Provisions contained in the 2021 NOL Protective Amendment will expire.

Description of NOL Protective Provisions

Prohibited Transfers. The NOL Protective Provisions generally will restrict any direct or indirect transfer (such as transfers of our common stock that result from the transfer of interests in other entities that own our common stock) if the effect would be to:

•	increase the direct or indirect ownership of our common stock by any Person (as defined below) from less than 4.99% to 4.99% or more of our common stock; or
•	increase the percentage of our common stock owned directly or indirectly by a Person owning or deemed to own 4.99% or more of our common stock.

“Person” means any individual, partnership, joint venture, limited liability company, firm, corporation, unincorporated association or organization, trust or other entity or any group of such “Persons” having a formal or informal understanding among themselves to make a “coordinated acquisition” of shares of our common stock within the meaning of Treasury Regulation § 1.382-3(a)(1) or who are otherwise treated as an “entity” within the meaning of Treasury Regulation § 1.382-3(a)(1), and includes any successor (by merger or otherwise) of any such entity or group.

Restricted transfers include sales to Persons whose resulting percentage ownership (direct or indirect) of our common stock would exceed the 4.99% threshold discussed above, or to Persons whose direct or indirect ownership of our common stock would by attribution cause another Person to exceed such threshold. Complicated stock ownership rules prescribed by the Code (and regulations promulgated thereunder) will apply in determining whether a Person is a 4.99% stockholder under the NOL Protective Provisions. A transfer from one member of a “public group” (as that term is defined under Section 382) to another member of the same public group does not increase the percentage of our common stock owned directly or indirectly by the public group and, therefore, such transfers are not restricted. For purposes of determining the existence and identity of, and the amount of our common stock owned by, any stockholder, we will be entitled to rely on the existence or absence of certain public securities filings as of any date, and our actual knowledge of the ownership of our common stock. The NOL Protective Provisions include the right to require a proposed transferee, as a condition to registration of a transfer of our common stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of our common stock.

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These transfer restrictions may result in the delay or refusal of certain requested transfers of our common stock, or prohibit ownership (thus requiring dispositions) of our common stock due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity other than us that, directly or indirectly, owns our common stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) with respect to our common stock to the extent that, in certain circumstances, the creation, transfer or exercise of the option would result in a proscribed level of ownership.

Consequences of Prohibited Transfers. Any direct or indirect transfer attempted in violation of the NOL Protective Provisions would be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of our common stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the NOL Protective Provisions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such shares, or in the case of options, receiving shares in respect of their exercise. In this proxy statement, we refer to our common stock purportedly acquired in violation of the NOL Protective Provisions as “excess stock.”

In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock. Our agent is required to sell such excess stock in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the NOL Protective Provisions. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be transferred first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be transferred to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares).

To the extent permitted by law, any stockholder who knowingly violates the NOL Protective Provisions will be liable for any and all damages we suffer as a result of such violation, including damages resulting from any limitation in our ability to use our NOLs and any professional fees incurred in connection with addressing such violation.

With respect to any transfer that does not involve a transfer of our “securities” within the meaning of Delaware law but that would cause any stockholder of 4.99% or more of our common stock to violate the NOL Protective Provisions, the following procedures will apply in lieu of those described above. In such case, such stockholder and/or any person whose ownership of our securities is attributed to such stockholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such holder not to be in violation of the NOL Protective Provisions, and such securities will be treated as excess stock to be disposed of through an agent designated by our Board under the provisions summarized above, with the maximum amount payable to such stockholder or such other person that was the direct holder of such excess stock from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer.

Public Groups; Modification and Waiver of Transfer Restrictions. In order to facilitate sales by stockholders into the market, the NOL Protective Provisions permit otherwise prohibited transfers of our common stock where the transferee is a public group.

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In addition, our Board will have the discretion to approve a transfer of our common stock that would otherwise violate the transfer restrictions if it determines that the transfer is in our and our stockholders’ best interests. If our Board decides to permit such a transfer, that transfer or later transfers may result in an ownership change that could limit our use of our NOLs. In deciding whether to grant a waiver, our Board may seek the advice of counsel and tax experts with respect to the preservation of our federal tax attributes pursuant to Section 382. In addition, our Board may request relevant information from the acquirer and/or selling party in order to determine compliance with the NOL Protective Provisions or the status of our federal income tax benefits, including an opinion of counsel selected by our Board (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a limitation on the use of the NOLs under Section 382. If our Board decides to grant a waiver, it may impose conditions on such waiver on the acquirer or selling party.

In the event of a change in law, our Board will be authorized to modify the applicable allowable percentage ownership interest (currently 4.99%) or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions, provided that our Board determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the NOLs or that the continuation of these restrictions is no longer reasonably necessary for such purpose, as applicable. Our stockholders will be notified of any such determination through a filing with the Securities and Exchange Commission or such other method of notice as our corporate secretary shall deem appropriate.

Our Board may establish, modify, amend or rescind bylaws, regulations and procedures for purposes of determining whether any transfer of common stock would jeopardize our ability to use our NOLs.

Although the NOL Protective Provisions are intended to reduce the likelihood of an ownership change, we cannot eliminate the possibility that an ownership change will occur even if the 2021 NOL Protective Amendment is adopted given that:

● Our Board can permit a transfer to an acquirer that results or contributes to an ownership change if it determines that such transfer is in our and our stockholders’ best interests.

● A court could find that part or all of the NOL Protective Provisions are not enforceable, either in general or as applied to a particular stockholder or fact situation. Under the laws of the State of Delaware, our jurisdiction of incorporation, a corporation is conclusively presumed to have acted for a reasonable purpose when restricting the transfer of its securities in its certificate of incorporation for the purpose of maintaining or preserving any tax attribute (including NOLs). Delaware law provides that transfer restrictions with respect to shares of our common stock issued prior to the effectiveness of the restrictions will be effective against (i) stockholders with respect to shares that were voted in favor of this proposal and (ii) purported transferees of shares that were voted in favor of this proposal if (A) the transfer restriction is conspicuously noted on the certificate(s) representing such shares or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). We intend to disclose such restrictions to persons holding our common stock in uncertificated form, and to cause any shares of our common stock issued in certificated form to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares. Therefore, under Delaware law, such newly issued shares will be subject to the transfer restriction. For the purpose of determining whether a stockholder is subject to the NOL Protective Provisions, we intend to take the position that all shares issued prior to the effectiveness of the NOL Protective Provisions that are proposed to be transferred were voted in favor of the NOL Protective Provision, unless the contrary is established. We may also assert that stockholders have waived the right to challenge or otherwise cannot challenge the enforceability of the NOL Protective Provisions, unless a stockholder establishes that it did not vote in favor of the NOL Protective Provisions. Nonetheless, a court could find that the NOL Protective Provisions are unenforceable, either in general or as applied to a particular stockholder or fact situation.

● Despite the NOL Protective Provisions, there is still a risk that certain changes in relationships among stockholders or other events could cause an ownership change under Section 382. Accordingly, we cannot assure you that an ownership change will not occur even if the NOL Protective Provisions are effective.

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As a result of these and other factors, the NOL Protective Provisions are intended to reduce, but does not eliminate, the risk that we will undergo an ownership change that would limit our ability to utilize our NOLs.

Section 382 Ownership Change Determinations

The rules of Section 382 are very complex and are beyond the scope of this summary discussion. Some of the factors that must be considered in determining whether a Section 382 ownership change has occurred include the following:

● Each stockholder who owns less than 5% of our common stock is generally (but not always) aggregated with other such stockholders and treated as a single “5-percent shareholder” for purposes of Section 382. Transactions in the public markets among such stockholders are generally (but not always) excluded from the Section 382 calculation.

● There are several rules regarding the aggregation and segregation of stockholders who otherwise do not qualify as Section 382 “5-percent shareholders.” Ownership of stock is generally attributed to its ultimate beneficial owner without regard to ownership by nominees, trusts, corporations, partnerships or other entities.

● Acquisitions by a person that cause the person to become a Section 382 “5-percent shareholder” generally result in a 5% (or more) change in ownership, regardless of the size of the final purchase(s) that caused the threshold to be exceeded.

● Certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular stockholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an ownership change.

● Our redemption or buyback of our common stock will increase the ownership of any Section 382 “5-percent shareholders” (including groups of stockholders who are not individually 5-percent stockholders) and can contribute to an ownership change. In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5% to become a Section 382 “5-percent shareholder,” resulting in a 5% (or more) change in ownership.

Vote Required

The affirmative vote of the holders of a majority of the shares entitled to vote at the annual meeting is required for approval of the 2021 NOL Protective Amendment. Both broker non-votes and abstentions will act as a vote against the 2021 NOL Protective Amendment. Shares of common stock represented by executed, but unmarked, proxies will be voted “FOR” the 2021 NOL Protective Amendment.

Our Board of Directors recommends that you vote “FOR” the adoption and approval of the 2021 NOL Protective Amendment.

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PROPOSAL 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are required by Section 14A of the Securities Exchange Act of 1934 to provide our stockholders with an advisory vote to approve the compensation of our named executive officers. This proposal, commonly known as “Say-on-Pay,” asks our stockholders to vote, on a non-binding, advisory basis, on a resolution approving the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, in the “Executive Compensation” section of the proxy statement.

We have established comprehensive compensation programs for our executive officers, including our named executive officers, and the “Executive Compensation” section of the proxy statement discloses information regarding the compensation of our named executive officers. Stockholders should reference and consider the information in this section when evaluating our approach to compensating our named executive officers.

Our Board of Directors, the Compensation Committee of our Board of Directors and the Compensation Committee’s independent compensation consultant, when appropriate, monitor executive compensation programs and adopt changes, when appropriate, to our compensation programs to reflect the competitive market in which we compete for talent, as well as general economic, regulatory and legislative developments affecting executive compensation.

The objectives of our executive compensation programs are to attract and retain the talented individuals needed to achieve long-term success and to motivate them to achieve goals designed to enhance long-term stockholder value. With these objectives in mind, the Compensation Committee has taken the following compensation actions.

•	Targeting total cash compensation, which is comprised of base salary plus annual incentive (cash bonus), at median market levels for comparable companies:
•	Targeting base salaries at median market levels for comparable companies, and
•	Designing annual cash incentives to provide awards above median market levels for comparable companies only for above median market performance.
•	Linking the vesting of most restricted stock and restricted stock unit awards to our financial performance as described in the proxy statement.
•	Limiting the perquisites that we make available to our named executive officers, who are entitled to few benefits that are not otherwise available to our employees. The aggregate amount of such perquisites for each continuing named executive officer in any year reflected under “Executive Compensation – Summary Compensation Table” has not exceeded $10,000.
•	Requiring named executive officers to maintain certain stock ownership levels through the establishment of stock ownership guidelines.
•	Maintaining employment agreements that do not provide for an excise tax gross-up upon a change in control of our company.
•	Using a form of agreement for equity awards that provides for double-trigger, not single-trigger, vesting upon a change in control of our company.
•	Adopting a compensation recovery policy for our executive officers that provides our company with authority to recoup certain compensation in the event of a financial restatement.

The Compensation Committee will continue to emphasize compensation arrangements that align the financial interests of our executive officers with the interests of our stockholders and to require our executive officers to own a significant amount of our common stock.

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Vote Required

The vote on the compensation of our named executive officers is advisory and not binding on us, our Board of Directors or the Compensation Committee. The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the annual meeting (assuming a quorum is present) is required to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the proxy statement. Consequently, broker non-votes will have no effect on approval of the resolution, but abstentions will act as a vote against approval of the resolution. Shares of common stock represented by executed, but unmarked, proxies will be voted ”FOR” the approval of the compensation of our named executive officers as disclosed in the proxy statement. Although the outcome of this advisory vote on the compensation of our named executive officers is non-binding, our Board of Directors and the Compensation Committee will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.

Our Board of Directors unanimously recommends that you vote “FOR” the approval of the compensation of our named executive officers as disclosed in the proxy statement.

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PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has appointed BDO USA, LLP (“BDO”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2021. Our Board of Directors is seeking stockholder ratification of the appointment of BDO as our independent registered public accounting firm for our fiscal year ending December 31, 2021. BDO has served as our independent registered public accounting firm since April 2019. If the stockholders do not ratify the selection of BDO as the Company’s independent registered public accounting firm, BDO will continue to be the Company’s independent registered public accounting firm, however the appointment will be reconsidered by the Audit Committee.

Representatives of BDO are expected to be available to answer appropriate questions from stockholders at the annual meeting and will have an opportunity to make a statement, if they desire to do so, during the annual meeting.

Change in Auditors. On April 1, 2019, following a competitive process to evaluate independent registered public accounting firms, the Audit Committee of the Board of Directors dismissed KPMG LLP (“KMPG”) as the Company’s independent registered public accounting firm. The change in the Company’s independent registered public accounting firm was made primarily to reduce the fees payable by the Company in connection with the audit of its consolidated financial statements for the fiscal year ended December 31, 2019 to an amount that the Company believes is more aligned with the size and structure of the operations of the Company prospectively.

KPMG’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2018 and 2017, and the subsequent interim periods through April 1, 2019, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference thereto in its reports on the financial statements for such years, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company previously disclosed this information in its Current Report on Form 8-K filed with the SEC on April 4, 2019, provided KPMG with a copy of the disclosures and requested that KPMG furnish a letter addressed to the SEC stating whether or not it agrees with the statements made therein. A copy of KPMG’s letter dated April 4, 2019, was filed as an exhibit to such Form 8-K.

During the fiscal years ended December 31, 2018 and 2017, and the subsequent interim periods through April 1, 2019, neither the Company nor anyone acting on its behalf has consulted with BDO regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Fees Paid to Our Independent Registered Public Accounting Firm

The following table presents fees billed for professional audit services rendered by BDO for the audit of our annual financial statements for the fiscal year ended December 31, 2020 and December 31, 2019 and fees billed for other services rendered by BDO those periods.

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Audit fees (1)	$613,130	$643,825
Audit-related fees (2)	—	121,717
Tax fees (3)	11,275	9,204
All other fees(4)	—	—
Total fees	$624,405	$774,746

____________________

(1)	Audit fees consist of the aggregate fees billed for professional services rendered by BDO in 2020 and 2019, as applicable, for the audit and review of financial statements and services provided in connection with statutory and regulatory filings (domestic and international).
(2)	Audit-related fees consist of fees related to due diligence services rendered by BDO in 2019 related to the acquisition of Coit Staffing, Inc.
(3)	Tax fees consist of professional services rendered by BDO relating to tax studies.
(4)	All Other Fees consist of fees for services other than the services reported above.

The Audit Committee has concluded that the provision of the non-audit services listed above was compatible with maintaining the independence of BDO, and all such services were approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has established a policy regarding pre-approval of the audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee will not approve any service that will impair the independence of the independent registered public accounting firm. The pre-approval policy requires each audit service and each non-audit service in excess of $50,000 performed by the independent registered public accounting firm to receive the specific prior approval of the entire Audit Committee. The Chairman of the Audit Committee has authority to approve any non-audit service equal to or less than $50,000, and any subsequent fee adjustments which, in the aggregate for each non-audit service, are equal to or less than $15,000. Only if the cost of any audit or non-audit service exceeds by the greater of ten percent or $5,000 the amount previously approved by the Audit Committee or the Chairman of the Audit Committee must the Audit Committee or the Chairman of the Audit Committee give prior approval for the additional cost. The Chairman of the Audit Committee reports any approvals pursuant to such authority to the Audit Committee at its next scheduled meeting. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s pre-approval responsibilities to management. The independent registered public accounting firm must provide the Audit Committee or the Chairman of the Audit Committee with a description of each specific audit or non-audit service to be rendered and detailed documentation for any fee increase requests.

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the annual meeting (assuming a quorum is present) is required for the ratification of the appointment of BDO as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Consequently, broker non-votes will have no effect on the ratification of the appointment, but abstentions will act as a vote against ratification of the appointment. Shares of common stock represented by executed, but unmarked, proxy cards will be voted “FOR” the ratification of the appointment. If the appointment is not ratified by a majority of the votes cast, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following fiscal year. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it believes that such a change would be in the Company’s and its stockholders’ best interest.

Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of BDO USA, LLP as independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2021.

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and any person beneficially owning more than 10% of our common stock to file reports concerning their ownership of our equity securities with the SEC. Based solely on a review of the forms filed electronically with the SEC during Fiscal 2020 and on written representations that no Form 5 was required to be filed, we believe that, during Fiscal 2020, all of our directors, executive officers, and persons who beneficially owned more than 10% of our common stock timely complied with the Section 16(a) filing requirements, except for one filing by Mr. Eberwein, reporting one transaction.

OTHER MATTERS

Environmental, Social and Governance (“ESG”) Engagement

We view ESG holistically and have implemented initiatives that address (1) a human capital management strategy that emphasizes diversity, equality, and inclusion; (2) regular and frequent interactions with clients, employees, and current and potential shareholders of our stock; and (3) strong governance practices that include a commitment to maintaining a diverse and inclusive management team and Board. We believe these strategies will support us in delivering strong performance for clients, employees, and stockholders going forward.

As of December 31, 2020, the Company employed approximately 380 people worldwide, including approximately 90 employees in the United States and 290 employees internationally. Of these 380 employees, approximately 70% are female. In addition, the Company has established a global Diversity, Equality and Inclusion (“DEI”) Program, sponsored by the Division CEOs, to ensure that our workforce is reflective of the diverse world in which we live. This program is designed to promote DEI initiatives within the Company such as launching training programs and diagnostic tools, but it is also designed to aid in partnering with our clients to accelerate their DEI recruitment, onboarding, sourcing, and branding efforts as well, helping them to be reflective of their global multicultural customer base.

During 2020, The Company’s CEO, CFO, and Chairman of the Board participated in multiple investor conferences and met one-on-one with various investors and potential investors, discussing a variety of topics, including compensation. The information received during this year-round engagement was integral to the decision-making process of the Company and the Board. In addition, views from stockholders help to inform the Company’s policies, practices, and disclosures.

The Company employs governance practices that uphold high ethical, legal, regulatory, and industry standards. This includes the activities of our Internal Audit department, which conducts periodic reviews of financial and regulatory processes each year, as well as a formal Code of Conduct required to be signed by our employees each year. The Company strives for diversity among its board members, management, and employees. In keeping with this strategy, a primary goal of board composition is to achieve a diverse and complementary set of backgrounds and experiences that will benefit the strategic direction of the Company. We believe that strong governance includes a commitment to diversity starting at the top of the organization with 40% of the Company’s Board being diverse (by race, gender, and ethnic diversity combined).

Stockholder Proposals

Proposals which our stockholders intend to present at, and wish to have included in our proxy statement for, the 2022 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be delivered to our Corporate Secretary at our office located at 53 Forest Avenue, Suite 102, Old Greenwich, Connecticut 06870 by December 10, 2021. In addition, a stockholder who intends to present business, including nominating persons for election as directors, other than pursuant to Rule 14a-8 at the 2022 annual meeting must comply with the requirements set forth in our By-Laws. Among other things, to bring business before an annual meeting, a stockholder must give written notice of such business, complying with our By-Laws, to our Corporate Secretary not less than 45 days and not more than 75 days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Under our By-Laws, if we do not receive notice of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals stockholders intend to present at the 2022 annual meeting, but do not intend to include in our proxy statement for such meeting) on or after January 24, 2022 and on or prior to February 23, 2022, then the notice will be considered untimely and we will not be required to present the proposal at the 2022 annual meeting.

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Proxy Solicitation

We will pay all costs that we incur in connection with the solicitation of proxies for the annual meeting, including the costs of preparing, assembling, printing and mailing this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and any additional solicitation material furnished to the stockholders. In addition to soliciting proxies by mail, certain of our officers and other employees may solicit proxies personally, by telephone or by electronic communication. Copies of the solicitation materials will be furnished to brokers, banks and other nominees holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. Although there is no formal agreement to do so, we may reimburse such brokers, banks and other nominees for their reasonable expenses in communicating with the persons for whom they hold our common stock. We have retained InvestorCom, LLC to aid in the solicitation at an estimated cost of $7,500 plus reimbursable out-of-pocket expenses.

No Dissenters’ Appraisal Rights

Under the Delaware General Corporation Law, the Company’s stockholders are not entitled to dissenters’ appraisal rights with respect to any of the proposals to be presented at the annual meeting, and the Company will not independently provide stockholders with any such right.

Stockholders Sharing the Same Address

Pursuant to the rules of the SEC, services that deliver our communications to stockholders that hold their shares through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and proxy statement, unless we have received contrary instructions from one or more of the stockholders. Upon written or oral request, we will promptly deliver a separate copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 to stockholders and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders sharing an address who are currently receiving multiple copies of the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 to stockholders and/or proxy statement may also request delivery of a single copy upon oral or written request. Stockholders may notify us of their requests by writing to Corporate Secretary, Hudson Global, Inc., 53 Forest Avenue, Suite 102, Old Greenwich, Connecticut 06870 or calling (203) 409-5628.

By Order of the Board of Directors
HUDSON GLOBAL, INC.

/s/ Jeffrey E. Eberwein
Jeffrey E. Eberwein
Chief Executive Officer

Old Greenwich, Connecticut
_______ ___, 2021

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ANNEX A

2021 NOL Protective Amendment to Amended and Restated Certificate of Incorporation

Paragraph (g) of Section 1 of Article XIV of the Amended and Restated Certificate of Incorporation of Hudson Global, Inc. is hereby amended and restated in its entirety to read as follows:

(g) “Effective Date” means July 20, 2021 ~~July 20, 2018~~.

A-1